                                                                     Exhibit 4.5


         THIS SECOND AMENDING AGREEMENT is dated 6 August 2003 but is made as of and with effect from 8 May 2003


B E T W E E N:


         NORSKE SKOG CANADA LIMITED, NORSKE SKOG CANADA FINANCE LIMITED
               AND THE OTHER RESTRICTED PARTIES FROM TIME TO TIME


                                     - and -


                           THE LENDERS WHO ARE PARTIES
                        TO THE EXISTING CREDIT AGREEMENT


                                     - and -


                            THE TORONTO-DOMINION BANK
                     in its capacity as Administration Agent

                                  (the "AGENT")



RECITALS:

A. The parties to this agreement are parties to a credit agreement made as of 19 July 2002 (the "ORIGINAL CREDIT AGREEMENT").

B. The Original Credit Agreement was amended by the parties thereto pursuant to an amending agreement (the "FIRST AMENDING AGREEMENT") made as of 8 May 2003 (the Original Credit Agreement as amended by the First Amending Agreement is herein called the "EXISTING CREDIT AGREEMENT").

C. Capitalized terms used in this agreement and not otherwise defined have the meanings defined in the Existing Credit Agreement.

D. The Agent and the Restricted Parties have agreed to amend Schedule L (Form of Repricing Agreement) of the Existing Credit Agreement as of and with effect from 8 May 2003 for the sole purpose of curing defects in Section 5(d) thereof in order to correctly reflect the intention and agreement of the Lenders and Restricted Parties that the phrase "Unpaid Amounts" in the third and fourth sentences of Section 5(d) should be "unpaid amounts".

E. The Agent and the Restricted Parties also have agreed to amend Section 7.7.2(e) of the Existing Credit Agreement for the sole purpose of curing a defect and ambiguity therein.

F. This agreement is being signed by the Agent on behalf of the Lenders pursuant to Section 9.7.4 of the Existing Credit Agreement.

     THEREFORE, for value received, and intending to be legally bound by this agreement, the parties agree as follows:

1.       AMENDMENT TO SCHEDULE L OF EXISTING CREDIT AGREEMENT

         Schedule L of the Existing Credit Agreement is deleted and replaced by Schedule L attached to this agreement.

2.       AMENDMENT TO SECTION 7.7.2(E)

         Section 7.7.2(e) of the Existing Credit Agreement is deleted and replaced by the following:

                  "the amount, as determined under the 1999 Indenture, the 2001 Indenture or any Similar Indenture, of any other obligations that have been classified as being incurred under clauses (i) or (ix) of the definitions of "Permitted Indebtedness" or "Permitted Debt" in those indentures"

3.       CONDITIONS PRECEDENT

         The obligations of the Lenders under this agreement are subject to the Agent receiving opinions of counsel to the Restricted Parties concerning the authorization, execution and enforceability of this agreement, all in form and substance satisfactory to the Agent.

4.       REPRESENTATIONS OF RESTRICTED PARTIES

         The Restricted Parties acknowledge that this agreement is a Credit Document and that all of their representations and warranties concerning Credit Documents that are contained in the Existing Credit Agreement apply to this agreement and are deemed to be repeated on their execution of this agreement as if set out in full in this agreement. The Restricted Parties also represent that there are no consents or other agreements required from third parties to avoid this agreement causing a breach or default under any other agreement to which any Restricted Party is a party.

5.       RATIFICATION AND CONFIRMATION

         The Existing Credit Agreement, as amended by this agreement, remains in full force and effect and is hereby ratified and confirmed. Without in any way limiting the terms of the Existing Credit Agreement or the other Credit Documents, the Restricted Parties confirm that the Security shall continue to secure the Obligations and the Other Secured Obligations, including but not limited to any arising as a result of this agreement.

6.       COUNTERPARTS AND FACSIMILE

         This agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement. The delivery of a facsimile copy of an executed counterpart of this agreement shall be deemed to be valid execution and delivery of this agreement, but the party delivering a facsimile copy shall deliver an original copy of this agreement as soon as possible after delivering the facsimile copy.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS OF WHICH, the parties have executed this agreement.

                                               NORSKE SKOG CANADA LIMITED



                                                       /s/ Peter Staiger
                                               By:______________________________
                                                     Peter Staiger
                                                     Treasurer



                                                       /s/ Valerie Seager
                                               By:______________________________
                                                     Valerie Seager
                                                     Corporate Secretary and
                                                     Legal Counsel


                                               NORSKE SKOG CANADA
                                               FINANCE LIMITED



                                                       /s/ Peter Staiger
                                               By:______________________________
                                                     Peter Staiger
                                                     Treasurer


                                               ELK FALLS PULP AND PAPER
                                               LIMITED



                                                       /s/ Peter Staiger
                                               By:______________________________
                                                     Peter Staiger
                                                     Treasurer



[SIGNATURE PAGE FOR SECOND AMENDING AGREEMENT DATED 6 AUGUST 2003 BUT MADE AS OF AND WITH EFFECT FROM 8 MAY 2003 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                                  NORSKE SKOG CANADA LIMITED
                                                  AS MANAGING PARTNER FOR AND ON
                                                  BEHALF OF NORSKECANADA


                                                         /s/ Peter Staiger
                                                  By:___________________________
                                                        Peter Staiger
                                                        Treasurer


                                                       /s/ Valerie Seager
                                                  By:___________________________
                                                        Valerie Seager
                                                        Corporate Secretary and
                                                        Legal Counsel


                                                  NORSKE SKOG CANADA PULP
                                                  OPERATIONS LIMITED


                                                         /s/ Peter Staiger
                                                  By:___________________________
                                                        Peter Staiger
                                                        Treasurer


                                                  NORSKE SKOG CANADA SALES INC.


                                                         /s/ Peter Staiger
                                                  By:___________________________
                                                        Peter Staiger
                                                        Treasurer


                                                  NSCL HOLDINGS INC.


                                                         /s/ Peter Staiger
                                                  By:___________________________
                                                        Peter Staiger
                                                        Treasurer


                                                  NORSKE SKOG CANADA (USA) INC.


                                                         /s/ Peter Staiger
                                                  By:___________________________
                                                        Peter Staiger
                                                        Treasurer


[SIGNATURE PAGE FOR SECOND AMENDING AGREEMENT DATED 6 AUGUST 2003 BUT MADE AS OF AND WITH EFFECT FROM 8 MAY 2003 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                                 NORSKE SKOG CANADA (JAPAN) LTD.


                                                       /s/ James E. Armitage
                                                 By:___________________________
                                                          James E. Armitage
                                                          Director

                                                 NORSKE SKOG CANADA PULP
                                                 SALES INC.


                                                         /s/ Peter Staiger
                                                 By:___________________________
                                                           Peter Staiger
                                                           Treasurer

                                                 PACIFICA PAPERS SALES LTD.


                                                         /s/ Peter Staiger
                                                 By:___________________________
                                                           Peter Staiger
                                                           President

                                                 PACIFICA PAPERS SALES INC.


                                                         /s/ Peter Staiger
                                                 By:___________________________
                                                           Peter Staiger
                                                           Treasurer

                                                 PACIFICA POPLARS LTD.


                                                         /s/ Peter Staiger
                                                 By:___________________________
                                                           Peter Staiger
                                                           President

                                                 PACIFICA POPLARS INC.


                                                         /s/ Peter Staiger
                                                 By:___________________________
                                                           Peter Staiger
                                                           Treasurer

                                                 PACIFICA PAPERS US INC.


                                                         /s/ Peter Staiger
                                                 By:___________________________
                                                           Peter Staiger
                                                           Treasurer


[SIGNATURE PAGE FOR SECOND AMENDING AGREEMENT DATED 6 AUGUST 2003 BUT MADE AS OF AND WITH EFFECT FROM 8 MAY 2003 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                   THE TORONTO-DOMINION BANK, as Agent.



                                                /s/ Nigel Sharpley
                                   By:__________________________________________
                                      Nigel Sharpley
                                      Vice President, Loan Syndications - Agency


[SIGNATURE PAGE FOR SECOND AMENDING AGREEMENT DATED 6 AUGUST 2003 BUT MADE AS OF AND WITH EFFECT FROM 8 MAY 2003 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                   SCHEDULE L

                           FORM OF REPRICING AGREEMENT

                              [NOTE: SEE ATTACHED]

                          AGGREGATE REPRICING AGREEMENT

This Agreement is made as of the [ ] day of May, 2003

BETWEEN         NORSKE SKOG CANADA FINANCE LIMITED
                           ("NSCFL")

AND [NOTE: IDENTIFY LENDERS / AFFILIATES AS PARTIES HERE AND ON SIGNATURE PAGES AS REQUIRED]

               AND ANY OTHER PARTY WHO HAS SIGNED AN AGREEMENT PURSUANT TO
               SECTION 10(c) HEREOF

AND            ROYAL BANK OF CANADA
               as "Group Valuation Agent"


WHEREAS NSCFL and the Hedging Parties or their affiliates are party to a credit agreement dated as of July 19, 2002 (as amended, supplemented, restated or replaced from time to time, the "Credit Agreement");

AND WHEREAS the terms and conditions of the Credit Agreement permit NSCFL to enter into Hedging Transactions with one or more of the Hedging Parties;

AND WHEREAS the Credit Agreement requires that Hedging Parties be parties to this Aggregate Repricing Agreement if they enter into Special Derivatives with NSCFL and permits, but does not require, Hedging Parties to be parties if they are only entering into Hedging Transactions that are not Special Derivatives;

AND WHEREAS NSCFL has agreed to the repricing arrangements as more fully described herein;

AND WHEREAS the terms and conditions of each ISDA Agreement may permit NSCFL to reprice, terminate or transfer Hedging Transactions in accordance with the repricing arrangements set forth in such ISDA Agreement;

AND WHEREAS the parties hereto agree that the Group Valuation Agent will perform certain calculations and reporting on behalf of the Hedging Parties;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual representations, warranties and covenants contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto agree as follows:

1.       DEFINED TERMS AND INTERPRETATION

(a) HEDGING TRANSACTIONS AND HEDGING PARTIES. Unless otherwise expressly indicated in this Aggregate Repricing Agreement, all references to Hedging Transactions and Hedging Parties apply to all Hedging Transactions and Hedging Parties, whether or not the relevant Hedging Parties are parties hereto. While Hedging Parties who are not parties hereto may agree in the Credit Agreement to specific terms of this Aggregate Repricing Agreement that are incorporated by reference in the Credit Agreement, they are not bound by this Aggregate Repricing Agreement.

(b) CALCULATION. The purpose of this Aggregate Repricing Agreement is, in part, to address amounts payable by NSCFL to Hedging Parties in respect of Hedging Transactions, i.e. amounts by which NSCFL is "out of the money." Amounts payable by NSCFL shall be expressed as positive numbers in this Aggregate Repricing Agreement, while amounts payable by Hedging Parties to NSCFL (i.e. where NSCFL is "in the money") shall be expressed as negative numbers. Negative numbers shall be netted against positive numbers in determining aggregate amounts owing by NSCFL to individual Hedging Parties in respect of multiple Hedging Transactions (any aggregate amount being expressed as a negative number if NSCFL is "in the money" on an aggregate basis with an individual Hedging Party) and in determining aggregate amounts owing by NSCFL to all Hedging Parties. For example, in calculating the Hedging Transaction Exposure for a Hedging Party, if it was party to two Hedging Transactions and NSCFL owed CAD 5,100,000 in respect of one Hedging Transaction and was owed CAD 2,700,000 in respect of the other, the Hedging Transaction Exposure would be CAD 5,100,000 minus CAD 2,700,000 or CAD 2,400,000. If another Hedging Party was a party to one Hedging Transaction and owed NSCFL CAD 1,300,000 in respect of that Hedging Transaction, its Hedging Transaction Exposure would be negative CAD 1,300,000. If there were only those two Hedging Parties, the Aggregate Hedging Transaction Exposure would be CAD 2,400,000 minus CAD 1,300,000 or CAD 1,100,000 and the Aggregate Positive Hedging Transaction Exposure would be CAD 2,400,000.

(c) DEFINED TERMS. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the ISDA Agreement. In addition,

         "Administration Agent" means the "Agent" under the Credit Agreement.

         "Aggregate Hedging Transaction Exposure" means, as of any Valuation Date, the net amount calculated in accordance with Section 1(b) above by aggregating all Hedging Parties' Hedging Transaction Exposures.

         "Aggregate Positive Hedging Transaction Exposure" means, as of any Valuation Date, the sum of all Positive Hedging Transaction Exposures under each ISDA Agreement.

         "Aggregate Positive Special Derivative Exposure" means, as of any Valuation Date, the sum of all Positive Special Derivative Exposures.

         "Aggregate Special Derivative Exposure" means as of any Valuation Date, the net amount calculated in accordance with Section 1(b) above by aggregating all Hedging Parties' Special Derivative Exposures.

         "Excess Credit Agreement Exposure Amount" means the amount, as determined by the Administration Agent pursuant to Section 7.7.2 of the Credit Agreement, by which the Aggregate Hedging Transaction Exposure needs to be reduced in order to satisfy the requirements under Section
         7.7.2 of the Credit Agreement.

         "Excess Hedging Transaction Exposure" means (subject to Section 5(e) below) the Aggregate Hedging Transaction Exposure minus CAD 135,000,000.

         "Excess Special Derivative Exposure" means the Aggregate Special Derivative Exposure minus the Permitted Special Derivative Exposure plus CAD 15,000,000.

         "Floating Rate Transaction" means any interest rate swap Hedging Transaction under which the obligation of NSCFL is to pay a floating interest rate.

         "Hedging Party" means each person that enters into a Hedging Transaction with NSCFL.

         "Hedging Transaction" means any transaction entered into by NSCFL that is an "Other Secured Obligation" as defined in Section 1.1.79 of the Credit Agreement, and, for greater certainty, includes without limitation all Special Derivatives.

         "Hedging Transaction Exposure" means, with respect to a Hedging Party on any Valuation Date, the estimated net amount that would be payable to or by that Hedging Party pursuant to Section 6(e)(ii)(2)(A) of an ISDA Agreement to which it is a party as if such ISDA Agreement and all Hedging Transactions thereunder were being terminated; provided that, in estimating the amount that would be payable, the Group Valuation Agent shall use its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as defined within the definition of "Market Quotation" in the ISDA Agreement) in respect of all Hedging Transactions. In addition, if any Hedging Transaction is terminated other than as required by this Aggregate Repricing Agreement, it shall be considered not to have been terminated for the purposes of calculating the Hedging Transaction Exposure until any amount payable by NSCFL to the Hedging Party as a result of the termination has been paid.

         "ISDA Agreement" means the 1992 ISDA Master Agreement entered into between the relevant Hedging Party and NSCFL in respect of one or more Hedging Transactions, except that, for the purposes of this Aggregate Repricing Agreement, any Hedging Transaction shall be deemed to be governed by the 1992 ISDA Master Agreement in the form attached hereto if the relevant Hedging Party has not entered into a 1992 ISDA Master Agreement and to the extent that there is a relevant difference between the 1992 ISDA Master Agreement entered into and the form attached hereto.

         "Oil and Gas Transaction" means any Hedging Transaction under which the obligations of the parties are derived from the price of oil or natural gas.

         "Permitted Special Derivative Exposure" means (subject to Sections 5(e) and 6(b) below), as of any Valuation Date, an amount determined by the following formula:

                  CAD 135,000,000 - (an aggregate amount determined by adding the amounts calculated by multiplying the notional amount of each Special Derivative outstanding on such Valuation Date, subject to the adjustments referred to immediately below, by the volatility factor for that type of Special Derivative established in accordance with the attached Schedule A and
                  Section 6(b) below)

         For the purpose of the foregoing formula, the notional amount shall be the notional amount specified in the terms of the relevant Special Derivative, converted to Canadian dollars if necessary using the Group Valuation Agent's mid rate (i.e. the average of the Group Valuation Agent's spot buying and selling rates) at the relevant time. If the notional amount is expressed in units of a commodity rather than in currency, the notional amount shall be determined by multiplying the notional amount expressed in units by the fixed price per unit to be paid to or received by NSCFL for the commodity under the relevant Special Derivative. In addition, in determining the notional amount of Special Derivatives for the purpose of the foregoing formula:

          (A) the Group Valuation Agent shall net commodity purchase Special Derivatives entered into by NSCFL against commodity sale Special Derivatives entered into by NSCFL (whether or not with the same Hedging Party), where (a) the commodities that are the subject of the relevant Special Derivatives are determined by the Group Valuation Agent to be the same in all material respects and (b) either (i) the settlement dates of both the commodity sale Special Derivatives and the commodity purchase Special Derivatives to be netted are at least 45 days after the Valuation Date or (ii) the settlement dates of the commodity sale Special Derivatives and the commodity purchase Special Derivatives to be netted are within five Local Business Days of each other, and the Group Valuation Agent shall apply the volatility factor to the net notional amount and include only the resulting amount in the foregoing formula; and

          (B) if NSCFL has entered into other Special Derivatives that do not fall within item (A) above, but relate to commodities of the same type (each of Oil and Gas Transactions, Pulp and Paper Transactions, and other types established under section 6(b) below being deemed to be the same type), the Group Valuation Agent shall add the notional amounts of those Special Derivatives of each type in which NSCFL's role is seller and those in which its role is buyer and shall not apply the volatility factor to, or include in the foregoing formula, those Special Derivatives of each type having the smaller sum of notional amounts. For example, if the aggregate notional amount of Pulp and Paper Transactions that do not fall within item (A) above where NSCFL is seller is smaller than the aggregate notional amount of those Pulp and Paper Transactions where NSCFL is buyer, and the aggregate notional amount of Oil and Gas Transactions that do not fall within item (A) above where NSCFL is buyer is smaller than the aggregate notional amount of those Oil and Gas Transactions where NSCFL is seller, the Group Valuation Agent shall not apply the respective volatility factors to, or include in the foregoing formula, the Pulp and Paper Transactions that do not fall within item (A) above where NSCFL is seller or the Oil and Gas Transactions that do not fall within item (A) above where NSCFL is buyer.

         "Positive Hedging Transaction Exposure" means, as of any Valuation Date, the amount that would be payable, if any, to a Hedging Party (but not by a Hedging Party) as a result of the calculation of the Hedging Transaction Exposure of such Hedging Party.

         "Positive Special Derivative Exposure" means, as of any Valuation Date, the amount that would be payable, if any, to a Hedging Party (but not by a Hedging Party) as a result of the calculation of the Special Derivative Exposure of such Hedging Party.

         "Pro Rata Excess Credit Agreement Exposure Amount" means, in respect of a Hedging Party, the amount determined by the following formula, rounded up to the nearest integral multiple of CAD 100,000:

               Excess Credit Agreement Exposure Amount X (the Positive Hedging Transaction Exposure applicable to such Hedging Party / the Aggregate Positive Hedging Transaction Exposure)

         "Pro Rata Hedging Transaction Exposure Reduction Amount" means, in respect of a Hedging Party, the amount determined by the following formula, rounded up to the nearest integral multiple of CAD 100,000:

               Excess Hedging Transaction Exposure X (the Positive Hedging Transaction Exposure applicable to such Hedging Party / the Aggregate Positive Hedging Transaction Exposure)

         "Pro Rata Special Derivative Exposure Reduction Amount" means, in respect of a Hedging Party the amount determined by the following formula, rounded up to the nearest integral multiple of CAD 100,000:

               Excess Special Derivative Exposure X (the Positive Special Derivative Exposure applicable to such Hedging Party / the Aggregate Positive Special Derivative Exposure)

         "Pulp and Paper Transaction" means any Hedging Transaction under which the obligations of the parties are derived from the price of pulp or paper.

         "Special Derivative" means a Hedging Transaction described in Sections 1.1.79(c), 1.1.79(d) and 1.1.79(e) of the Credit Agreement and entered into by NSCFL, and "Special Derivatives" means all such Hedging Transactions.

         "Special Derivative Exposure" means, with respect to a Hedging Party on any Valuation Date, the estimated net amount that would be payable to or by that Hedging Party pursuant to Section 6(e)(ii)(2)(A) of the ISDA Agreement as if such ISDA Agreement and all Special Derivatives thereunder (but no other Hedging Transactions) were being terminated; provided that, in estimating such amount that would be payable, the Group Valuation Agent shall use its estimates at mid-market of the amounts that would be paid for Replacement Transactions in respect of all Special Derivatives. In addition, if any Special Derivative is terminated other than as required by this Aggregate Repricing Agreement, it shall be considered not to have been terminated for the purposes of calculating the Special Derivative Exposure until any amount payable by NSCFL to the Hedging Party as a result of the termination has been paid.

         "Valuation Date" means daily beginning on * May 2003 except that, if the then-current Aggregate Hedging Transaction Exposure and Aggregate Special Derivative Exposure are low in comparison to the maximum amounts permitted herein, the Group Valuation Agent may from time to time establish the Valuation Date as occurring not less frequently than monthly.

(d) INTERPRETATION. In the event of any inconsistency between the provisions of this Aggregate Repricing Agreement and any ISDA Agreement the terms of this Aggregate Repricing Agreement will prevail.

2.       EXPOSURE REDUCTION PAYMENT AND AMENDMENTS

(a) RIGHT TO DEMAND PRO RATA EXPOSURE REDUCTION AMOUNT. The Group Valuation Agent will, promptly following (A) a Valuation Date on which the Aggregate Hedging Transaction Exposure is greater than or equal to CAD 150,000,000 or (B) a Valuation Date on which the Aggregate Special Derivative Exposure is greater than the Permitted Special Derivative Exposure or (C) its receipt of a notice from the Administration Agent that there is an Excess Credit Agreement Exposure Amount, notify NSCFL of the Pro Rata Hedging Transaction Exposure Reduction Amount, the Pro Rata Special Derivative Exposure Reduction Amount, or the Pro Rata Excess Credit Agreement Exposure Amount, in each case, as applicable to each Hedging Party. The Group Valuation Agent agrees to promptly notify the Hedging Parties of any such notification to NSCFL.

(b) ELECTION. Within three (3) Local Business Days of receiving the notice described in Section 2(a), NSCFL will consult with each Hedging Party having a Pro Rata Hedging Transaction Exposure Reduction Amount, Pro Rata Special Derivative Exposure Reduction Amount, or Pro Rata Excess Credit Agreement Exposure Amount, as applicable (taking into account any reduction of up to CAD 1,000,000 referred to below), and determine whether it will (A) terminate Hedging Transactions with the Hedging

Party, (B) reprice certain Hedging Transactions with the Hedging Party on the basis described in Section 2(d), and/or (C) transfer NSCFL's obligations in respect of Hedging Transactions to a third party acceptable to the Hedging Party in its sole discretion that will assume NSCFL's obligations. Such actions shall be taken so that the Hedging Transaction Exposure or the Special Derivative Exposure, as applicable, with respect to such Hedging Party is reduced by an amount at least equal to the Pro Rata Hedging Transaction Exposure Reduction Amount and the Pro Rata Special Derivative Exposure Reduction Amount, respectively, applicable to such party or, if the notice under Section 2(a) relates to an Excess Credit Agreement Exposure Amount, so that the Hedging Transaction Exposure is reduced by an amount equal to or greater than the Pro Rata Excess Credit Agreement Exposure Amount. However, the Hedging Transaction Exposure or the Special Derivative Exposure, as applicable, with respect to any particular Hedging Party may be reduced by up to CAD 1,000,000 less than the amount required by the preceding sentence if the Excess Credit Agreement Exposure Amount, the Excess Hedging Transaction Exposure or the Excess Special Derivative Exposure, as applicable, is entirely eliminated as a result of reductions with other Hedging Parties being greater than the required minimums. If NSCFL chooses to terminate or transfer Hedging Transactions, it will, after consultation with the applicable Hedging Party, provide the Hedging Party with a list of those Hedging Transactions that will be terminated and/or transferred. Any amounts payable as a result of the termination of Hedging Transactions will be calculated in accordance with the Loss method of calculation and payments shall be made in accordance with the Second Method. For that purpose, references to the Defaulting Party and Non-Defaulting Party will be deemed to be references to NSCFL and the applicable Hedging Party, respectively.

(c) PROPOSAL. Within one (1) Local Business Day of finalizing NSCFL's election under Section 2(b), if NSCFL has decided to reprice Hedging Transactions with a Hedging Party, such Hedging Party will make a proposal to NSCFL (a "Proposal"), with a copy to the Group Valuation Agent, outlining the amendments to an existing Hedging Transaction or Hedging Transactions in accordance with Section 2(d) below, which Proposal shall be drafted based on the consultation with NSCFL in Section 2(b) above.

(d) CONTENT OF PROPOSAL. The Proposal will provide for the payment of the Pro Rata Hedging Transaction Exposure Reduction Amount, the Pro Rata Special Derivative Exposure Reduction Amount or the Pro Rata Excess Credit Agreement Exposure Amount, as applicable, by NSCFL to that Hedging Party (less amounts paid to that Hedging Party as a result of termination of Hedging Transactions, less reductions resulting from the transfer of Hedging Transactions and subject to the adjustments of up to CAD 1,000,000 permitted under Section 2(b) above) and will identify the Hedging Transaction or Hedging Transactions to be amended and the proposed amendments. Subject to amounts paid and reductions as a result of termination or transfer of Hedging Transactions and subject to the adjustments permitted under Section 2(b) above, any amendments (A) will be variations of the applicable reference rates effective from the date that payment of each Pro Rata Hedging Transaction Exposure Reduction Amount, each Pro Rata Special Derivative Exposure Reduction Amount or each Pro Rata Excess Credit Agreement Exposure Amount, as applicable, is received by that Hedging Party, (B) are to reflect current market and banking practices, (C) if applicable, are to create a portfolio of Hedging Transactions between NSCFL and such Hedging Party that results in a Hedging Transaction Exposure that is equal to the Hedging Transaction Exposure as it existed prior to the payment of the Pro Rata Hedging Transaction Exposure Reduction Amount minus the Pro Rata Hedging Transaction Exposure Reduction Amount, (D) if applicable, are to create a portfolio of Special Derivatives between NSCFL and such Hedging Party that results in a Special Derivative Exposure that is equal to the Special Derivative Exposure as it existed prior to the payment of the Pro Rata Special Derivative Exposure Reduction Amount minus the Pro Rata Special Derivative Exposure Reduction Amount, (E) if applicable, are to create a portfolio of Hedging Transactions between NSCFL and such Hedging Party that results in a Hedging Transaction Exposure that is equal to the Hedging Transaction Exposure as it existed prior to the payment of the Pro Rata Excess Credit Agreement Exposure

Amount minus the Pro Rata Excess Credit Agreement Exposure Amount and (F) will be calculated using the Hedging Party's estimates at mid-market of the amounts that would be paid for Replacement Transactions (as defined within the definition of "Market Quotation" in the ISDA Agreement) in respect of the relevant Hedging Transactions. Any Proposal that is in accordance with the foregoing requirements shall be implemented by NSCFL.

(e) TIMING FOR PAYMENT OR TRANSFER. If NSCFL has chosen to transfer or terminate any Hedging Transactions, such transfer or termination and any termination payment will be made by the fifth (5th) Local Business Day following the receipt by NSCFL of notice under Section 2(a). If NSCFL has chosen to reprice certain Hedging Transactions and if the Proposal is received by NSCFL by 11:00 am, Toronto time, on a Local Business Day, then the relevant payments to the Hedging Party will be made by the later of (A) close of business on the next Local Business Day and (B) the fifth (5th) Local Business Day following the receipt by NSCFL of notice under Section 2(a). If the Proposal is received by NSCFL after 11:00 Toronto time on a Local Business Day, the relevant payments will be made by the later of (X) the second (2nd) Local Business Day thereafter and (Y) the fifth (5th) Local Business Day following the receipt by NSCFL of notice under Section 2(a).

(f) NON-SIGNATORY HEDGING PARTIES. To the extent that NSCFL is unable or does not wish to implement the provisions of Sections 2(b) to 2(e) inclusive with any Hedging Party that is not a party hereto, NSCFL shall entirely eliminate the Excess Credit Agreement Exposure Amount or the Excess Hedging Transaction Exposure, as applicable, by reductions with other Hedging Parties in excess of the minimums required by this Aggregate Repricing Agreement.

(g) CONFIRMATIONS. Upon settlement of any amendments to Hedging Transactions in accordance with the Proposals, NSCFL and each Hedging Party will promptly execute a replacement Confirmation evidencing each such amended Hedging Transaction.

(h) CALCULATIONS. Unless otherwise specified, all calculations of Hedging Transaction Exposure, Special Derivative Exposure, Excess Hedging Transaction Exposure and Excess Special Derivative Exposure will be made by the Group Valuation Agent in accordance with current market and banking practices. When those calculations are to be made as of a particular day, they may be made either at or around noon, Toronto time on such Valuation Date or as of the close of business in the city of the Group Valuation Agent on the immediately preceding Local Business Day. For greater certainty, the Group Valuation Agent shall not be responsible for calculating the Excess Credit Agreement Exposure Amount, but shall be responsible for calculating each Hedging Party's Pro Rata Excess Credit Agreement Exposure Amount.

3.       REPORTING REQUIREMENTS

(a) On the next Local Business Day after NSCFL enters into a Hedging Transaction with a Hedging Party, NSCFL shall notify and provide the particulars of such Hedging Transaction to the Group Valuation Agent; provided that, if NSCFL enters into a Hedging Transaction with a Hedging Party and NSCFL has actual notice that it will be syndicated to some or all of the other Hedging Parties, NSCFL shall notify the Group Valuation Agent of such Hedging Transaction on the next Local Business Day after the relevant Hedging Parties have been notified of their portion of the Hedging Transaction. NSCFL further agrees to deliver a copy of the relevant trade confirmation(s) to the Group Valuation Agent promptly upon request.

(b) NSCFL shall, on the next Local Business Day, notify the Group Valuation Agent and provide the particulars of any amendment of a Hedging Transaction that could reasonably be expected to affect the calculation of any Hedging Transaction Exposure or Special Derivative Exposure.

(c) Upon request by the Group Valuation Agent, each Hedging Party agrees to promptly provide trade details of any Hedging Transaction that may be required by the Group Valuation Agent to facilitate its calculations under this Agreement. Each Hedging Party agrees to promptly notify the Group Valuation Agent of any Event of Default or Potential Event of Default known to it under that Hedging Party's ISDA Agreement.

(d) Where either NSCFL or any Hedging Party exercises an optional early termination provision under any Hedging Transaction or otherwise terminates or cancels any Hedging Transaction (including voluntary unwinding of any such Hedging Transaction), NSCFL agrees to notify and provide the particulars of such Hedging Transaction and the termination or unwinding thereof to the Group Valuation Agent on the next Local Business Day after such termination, cancellation or unwinding is effective.

(e) Upon request by NSCFL, any Hedging Party or the Administration Agent, on any Local Business Day, the Group Valuation Agent agrees to provide a statement of its calculations hereunder for the previous Valuation Date. The Group Valuation Agent shall also confirm, on request, that any particular Hedging Transaction has been reported to it by NSCFL. The Group Valuation Agent shall, at the request of any Hedging Party, advise that Hedging Party of each valuation and calculation by the Group Valuation Agent in respect of each Hedging Transaction between that Hedging Party and NSCFL.

(f) If the then-current Aggregate Hedging Transaction Exposure and Aggregate Special Derivative Exposure are low in comparison to the maximum amounts permitted herein, the Group Valuation Agent may permit NSCFL to reduce its reporting frequency to not less frequently than once each week (in respect of Special Derivatives) or once each month (in respect of other Hedging Transactions), but the Group Valuation Agent may revoke any such permission at any time. In any event, NSCFL shall report to the Group Valuation Agent at least weekly or monthly, respectively, including by "nil" report if applicable.

(g) Each Hedging Party shall provide NSCFL by the fourth (4th) Local Business Day of each month with a listing of its Hedging Transactions as of the end of the preceding month and NSCFL shall provide the Group Valuation Agent by the fifth (5th) Local Business Day of each month with copies of those listings. The Group Valuation Agent shall, by the eighth (8th) Local Business Day of each month provide each Hedging Party with its calculations as of the end of the preceding month in respect of each Hedging Transaction between that Hedging Party and NSCFL. Each Hedging Party shall promptly compare the Group Valuation Agent's calculations with similar calculations by the Hedging Party and, if there is any material discrepancy, shall promptly contact the Group Valuation Agent to reconcile the discrepancy.

4.       ADDITIONAL HEDGING TRANSACTIONS

         NSCFL agrees that, so long as the Credit Agreement remains in effect, it will not enter into any transaction of the kind described in Section 1.1.79 of the Credit Agreement with any entity other than a Hedging Party under which it agrees to provide security over its property. NSCFL may provide letters of credit issued under the Credit Agreement to entities other than Hedging Parties with whom it enters into transactions of the kind described in Section 1.1.79 of the Credit Agreement.

5.       EVENT OF DEFAULT AND CLOSE-OUT OF HEDGING TRANSACTIONS

(a) HEDGING TRANSACTION EXPOSURE AMOUNT AND EXCESS CREDIT AGREEMENT EXPOSURE AMOUNT. For purposes of the ISDA Agreement between NSCFL and each Hedging Party, an Event of Default will exist with respect to NSCFL if NSCFL fails to make, when due, any payment in respect of the Excess Hedging Transaction Exposure or the Excess Credit Agreement Exposure Amount required to be made by it or to otherwise comply with the provisions of Section 2(b) or 2(e) above in relation to the Excess Hedging Transaction Exposure or the Excess Credit Agreement Exposure Amount and such failure to pay or comply continues for one (1) Local Business Day after notice of that failure is given to NSCFL by such Hedging Party.

(b) SPECIAL DERIVATIVE EXPOSURE AMOUNT. The ISDA Agreement between NSCFL and each Hedging Party is hereby amended to provide that (i) an Additional Termination Event will exist with NSCFL as the Affected Party and the Affected Transactions shall be deemed to be all Special Derivatives entered into between NSCFL and each Hedging Party if NSCFL fails to make, when due, any payment in respect of the Excess Special Derivative Exposure required to be made by it or to otherwise comply with the provisions of Section 2(b) or 2(e) above in relation to the Excess Special Derivative Exposure and (ii) an Event of Default will exist with respect to NSCFL if NSCFL fails to make, when due, any payment in respect of the Excess Special Derivative Exposure required to be made by it or to otherwise comply with the provisions of Section 2(b) or 2(e) above in relation to the Excess Special Derivative Exposure, and such failure to pay or comply continues for one Local Business Day after notice of that failure is given to NSCFL by such Hedging Party.

(c) IMMEDIATE TERMINATIONS OF SPECIAL DERIVATIVES. The Group Valuation Agent shall immediately notify each Hedging Party as soon as the Aggregate Special Derivative Exposure is equal to or exceeds CAD 135,000,000 (or any lower amount established in accordance with Section 5(e) below). If the Aggregate Special Derivative Exposure at any time is equal to or exceeds CAD 135,000,000 (or the lower amount), notwithstanding any provision herein to the contrary, there shall be an automatic termination (on the date that the Group Valuation Agent determines the Aggregate Special Derivative Exposure is equal to or exceeds CAD 135,000,000 (or the lower amount)) of those Special Derivatives necessary to equal or exceed the Excess Special Derivative Exposure, beginning with the Special Derivatives (regardless of the respective Hedging Parties involved) that have the largest individual Positive Special Derivative Exposures (i.e. the Positive Special Derivative Exposure calculated as if each Special Derivative was the only Special Derivative entered into by a particular Hedging Party). For purposes of such termination, an Additional Termination Event shall be deemed to have occurred with NSCFL as the Affected Party and the Hedging Party as the Non-Affected Party, and the Special Derivatives that are designated as being terminated by the preceding sentence shall be deemed to be Affected Transactions. The Loss method of calculation shall be used in determining the amount payable and the Second Method shall apply for the purposes of Section 6(e) of the ISDA Agreement. The Group Valuation Agent shall immediately confirm to NSCFL, each Hedging Party and the Administration Agent the identity of the Special Derivatives that have been automatically terminated. Each Hedging Party shall immediately notify the Group Valuation Agent, NSCFL and the Administration Agent of the amount payable by NSCFL in respect of the automatically terminated Special Derivatives to which it is a party, the Administration Agent shall immediately notify NSCFL, the Group Valuation Agent and each Hedging Party as to whether or not an advance may be made under the Credit Agreement equal to those amounts and NSCFL shall pay those amounts not later than the second (2nd) Local Business Day after such notice is given by the Hedging Party. If NSCFL fails to make any payment when due as required by this Section 5(c), or if the Administration Agent has notified NSCFL, the Group Valuation Agent and the Hedging Parties that an advance is not available under the Credit Agreement, then without further notice there shall be an automatic termination of all remaining Special Derivatives effective on the date that the Administration Agent gives notice that an advance is not available, or on the second (2nd) Local Business Day if payment is not made, whichever is earlier. For purposes of such termination, an Event of Default shall be deemed to have occurred with NSCFL as the Defaulting Party. The Loss method of calculation shall be used in determining the amount payable and the Second Method shall apply for the purposes of Section 6(e) of the ISDA Agreement. Each Hedging Party shall immediately notify the Group Valuation Agent, NSCFL and the Administration Agent of the amount payable by or to NSCFL in respect of any further automatically terminated Special Derivatives to which it is a party. The ISDA Agreement between NSCFL and each Hedging Party is hereby amended to incorporate this Section 5(c).

(d) LIMIT ON LIABILITY UNDER SPECIAL DERIVATIVES. The ISDA Agreement between NSCFL and each Hedging Party is hereby amended to incorporate this
Section 5(d). Notwithstanding any other terms of this Aggregate Repricing Agreement but in all other respects subject to the terms hereof, for as long as the 1999 Notes, the 2001 Notes or any Similar Notes (each as defined in the Credit Agreement) are outstanding and do not expressly permit the incurrence of Special Derivatives, the liability of the Restricted Parties (as defined in the Credit Agreement) in respect of all Special Derivatives outstanding at any time with all Hedging Parties is limited to an aggregate amount of CAD 150,000,000. The foregoing limitation shall not, however, in any way limit the liability of the Restricted Parties in respect of Hedging Transactions other than Special Derivatives, nor shall it prevent the Hedging Parties from recovering interest on unpaid amounts owing by the Restricted Parties in respect of terminated Special Derivatives, nor shall it apply to any derivative transaction that would have been a Special Derivative but for it not being reported to the Group Valuation Agent as required by this Aggregate Repricing Agreement. The aggregate liability of the Restricted Parties for the purpose of this Section 5(d) shall be calculated at any time using the methods described in Section 5(c) in respect of all Special Derivatives that have then been terminated and in respect of which there are unpaid amounts outstanding, by netting amounts payable by Hedging Parties to NSCFL against amounts payable by NSCFL to Hedging Parties, in each case under such terminated Special Derivatives. The agreement of the Hedging Parties to limit the liability of NSCFL is conditional upon such netting occurring. In order to effect the netting, any net amount payable by a Hedging Party to NSCFL (taking into account all terminated Special Derivatives between that Hedging Party and NSCFL) shall instead be paid to the Group Valuation Agent and distributed by it to the Hedging Parties to whom net amounts are payable by NSCFL in respect of Special Derivatives, PRO RATA in accordance with the respective net amounts payable to them. If, following such netting, the aggregate liability of the Restricted Parties in respect of Special Derivatives would exceed CAD 150,000,000 but for the limitation established in this Section 5(d), the excess shall be borne by the Hedging Parties to whom amounts are payable by NSCFL in respect of Special Derivatives, PRO RATA in accordance with the respective net amounts that would have been payable to them but for the limitation.

(e) AMENDMENT TO LIMIT ON LIABILITY UNDER SPECIAL DERIVATIVES. NSCFL may from time to time reduce the CAD 150,000,000 limit specified in Section 5(d), and thereafter increase it, in accordance with the following: (A) the limit shall never be less than CAD 25,000,000 or more than CAD 150,000,000, (B) the references to CAD 135,000,000 in the definition of "Permitted Special Derivative Exposure" and in Section 5(c) and the reference to CAD 15,000,000 in the definition of "Excess Special Derivative Exposure" shall each be automatically reduced or increased by the same percentage that the CAD 150,000,000 limit specified in Section 5(d) is reduced or increased, (C) any change in the limit must not result in there being a positive Excess Credit Agreement Exposure Amount or Excess Special Derivative Exposure, taking into account the changes in
(B), (D) no amendment may be made within thirty (30) days of the preceding amendment, and (E) NSCFL shall give the Group Valuation Agent at least ten (10) Local Business Days' notice of the proposed amendment and the Group Valuation Agent shall promptly notify each of the Hedging Parties of the amendment. For greater certainty, references in this Section 5(e) to particular CAD amounts specified in other sections or definitions are to the current amounts specified in those sections or definitions and, following any amendment pursuant to this section, references to those amounts shall be interpreted having regard to the previous amendment(s).

6.       RESTRICTED PAYMENTS/TRANSACTIONS

(a) RESTRICTED PAYMENTS. Upon any Early Termination Date occurring with respect to a Hedging Transaction or any Hedging Transactions being terminated prior to the stated maturity, in each case, if the

Hedging Party or Hedging Parties (for the purposes of this provision, the "Payers") are required to make a payment to NSCFL in accordance with the settlement obligations under such Hedging Transaction(s), such payment shall be made to NSCFL provided that immediately after such payment and termination (i) the Aggregate Hedging Transaction Exposure does not exceed CAD 150,000,000, (ii) the Aggregate Special Derivative Exposure does not exceed the Permitted Special Derivative Exposure and (iii) there is no Excess Credit Agreement Exposure Amount. The Payers, NSCFL and the Administration Agent shall consult the Group Valuation Agent to determine if the Aggregate Hedging Transaction Exposure will exceed CAD 150,000,000 or if the Aggregate Special Derivative Exposure will exceed the Permitted Special Derivative Exposure or if there will be any Excess Credit Agreement Exposure Amount. In the event that the Aggregate Hedging Transaction Exposure will exceed CAD 150,000,000 or in the event that the Aggregate Special Derivative Exposure will exceed the Permitted Special Derivative Exposure or in the event that there will be any Excess Credit Agreement Amount, in each case, immediately after such payment and termination, NSCFL agrees that the Payers may withhold the applicable payment, and such failure to pay will not be a default under any ISDA Agreement, until the Excess Hedging Transaction Exposure or the Excess Special Derivative Exposure or the Excess Credit Agreement Amount, as applicable, that would have been created if the withheld payment had been made is reduced in accordance with this Agreement and any payments made by NSCFL hereunder to reduce the Excess Hedging Transaction Exposure or the Excess Special Derivative Exposure or the Excess Credit Agreement Exposure Amount, as applicable, may be set off against amounts owed to NSCFL by the Payers.

(b) RESTRICTED TRANSACTIONS. Each of the parties hereto agrees that it shall not enter into any Special Derivative other than a Floating Rate Transaction, an Oil and Gas Transaction, a Pulp and Paper Transaction or a Special Derivative of a type previously dealt with under this Section 6(b) without giving at least ten (10) Local Business Days' notice to the Group Valuation Agent and without receiving the subsequent notice from the Group Valuation Agent that is referred to below. The parties agree that, upon any such notice being given to the Group Valuation Agent, the Group Valuation Agent and the Administration Agent, after consulting NSCFL, shall establish a volatility factor for the additional type of Special Derivative. The Group Valuation Agent shall then notify all parties of the volatility factor that has been established.

7.       FURNISH SPECIFIED INFORMATION

         Section 4(a)(ii) of each ISDA Agreement between NSCFL and a Hedging Party that is a party hereto is deemed to be amended to read as follows:

                  "(ii) any other documents specified in the Schedule, any Confirmation or the Aggregate Repricing Agreement dated as of
                  * May 2003 as amended, restated or replaced from time to time, entered into between, among others, Party B and Party A as a Hedging Party thereto; and"

8.       REPRESENTATIONS AND WARRANTIES

         Each party hereto represents and warrants to the other parties as follows:

         (a) it has full power and authority to execute and deliver this Aggregate Repricing Agreement and to perform and observe the provisions hereof;

         (b) the execution, delivery and performance of this Aggregate Repricing Agreement either have been or will be duly authorized by all necessary corporate action and do not and will not contravene any requirement of law, its charter or by-laws or any contractual restriction or agreement binding on or affecting such party or its assets; and

         (c) this Aggregate Repricing Agreement has been duly and properly executed and delivered by such party and constitutes and will constitute the legal, valid and binding obligation of such party enforceable in accordance with its terms.

9.       NOTICES

         Unless otherwise specified, all notices and other communications to be given to a party hereunder shall be given to the address, facsimile (confirmed if requested) or telephone number and to the individual or department specified by such party on Schedule B hereto or such other address, facsimile or telephone number as such party may hereafter specify for the purpose by notice given in accordance with this section. Unless otherwise specified, any notice, instruction or other communication shall be effective upon receipt if given in accordance with this section.

10.      AMENDMENTS

(a) No amendment, modification, supplement or waiver in respect of this Aggregate Repricing Agreement will be effective unless in writing and signed by each of the parties intended to be bound thereby.

(b) If the Credit Agreement is amended in accordance with the terms thereof, the parties shall in good faith negotiate and enter into any amendments hereof which are reasonably required as a result of such amendment of the Credit Agreement.

(c) Any person that is not a party hereto and is otherwise entitled to be a party to an Other Secured Obligation (as defined in the Credit Agreement) may become a Hedging Party hereunder and agree to be bound hereby by executing such instrument or agreement as the Group Valuation Agent may reasonably prescribe in order to evidence its accession hereto. Any ISDA agreement entered into between NSCFL and such person shall have substantially the same terms and conditions as the ISDA Agreement. In particular, each ISDA agreement shall continue to be based on the 1992 ISDA Master Agreement notwithstanding any subsequent form of ISDA Master Agreement being issued.

11.      GROUP VALUATION AGENT

(a) The Group Valuation Agent shall have no duties or obligations other than as expressed herein, and without limitation, the Group Valuation Agent does not undertake, and the Hedging Parties relieve the Group Valuation Agent from, any implied duties (including fiduciary duties) and there shall not be construed against the Group Valuation Agent any implied covenants or terms. The Group Valuation Agent may execute or perform, and may delegate the execution and performance of, any of its duties hereunder through or to any of its own employees or to a recognized dealer designated by it. References herein or in any of the other agreements to the Group Valuation Agent shall include references to any such employees or recognized dealers to whom the Group Valuation Agent shall have delegated any of its duties.

(b) The Group Valuation Agent shall not be obliged to incur or subject itself to any cost or expenditure in connection herewith unless it is first indemnified or furnished with security by the Hedging Parties on a rateable basis, in form and substance satisfactory to it (which may include further agreements of indemnity or the deposit of funds or security or other suitable measures).

(c) Neither the Group Valuation Agent nor its directors, officers, agents or employees shall be liable to NSCFL or any Hedging Party for any action taken or omitted to be taken by it or them under or in connection with this Aggregate Repricing Agreement except for its or their own gross negligence or wilful misconduct. Without limiting the generality of the foregoing, the Group Valuation Agent (i) makes no warranty or representation to NSCFL nor any Hedging Party (except as set out in section 8 above) and shall not be responsible to NSCFL or any Hedging Party for the form, substance, accuracy or completeness of this Aggregate Repricing Agreement or any other documents, information or financial data made available to the parties hereto, or for any statements, warranties or representations made by others in or in connection with this Aggregate Repricing Agreement; (ii) shall not have any duty to ascertain or to inquire as to the existence of an Event of Default or Potential Event of Default or the performance or observance of any of the terms or conditions of this Aggregate Repricing Agreement on the part of NSCFL or any Hedging Party; (iii) shall not be responsible to NSCFL nor any Hedging Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Aggregate Repricing Agreement other than the representations and warranties made herein with respect to the Group Valuation Agent; and (iv) shall incur no liability under or in respect of this Aggregate Repricing Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may have been sent by facsimile transmission, by telex or by hand) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

(d) With respect to Hedging Transactions between Royal Bank of Canada ("RBC") and NSCFL, RBC has the same rights and powers under this Aggregate Repricing Agreement as any other Hedging Party hereunder and may exercise the same as though it were not the Group Valuation Agent and the term "Hedging Party" or "Hedging Parties" shall, unless otherwise expressly indicated, include it in its individual capacity. RBC and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with NSCFL and its affiliates or any person who may do business with or own securities of NSCFL, all as if it were not the Group Valuation Agent, and without any duty to account therefor to the Hedging Parties.

12.      REPLACEMENT OF GROUP VALUATION AGENT

         In the event that: (A) the Group Valuation Agent resigns (which resignation shall be given in writing to the parties hereto with at least five
(5) Business Days notice); (B) the Group Valuation Agent materially breaches its duties hereunder; or (C) NSCFL or the other Hedging Parties notify the other parties to this Aggregate Repricing Agreement on at least five (5) Business Days notice that they wish to replace the Group Valuation Agent, NSCFL will appoint a replacement Group Valuation Agent who is a Hedging Party with the consent of such successor and the consent of the remaining Hedging Parties, which consent shall not be unreasonably withheld. The successor Group Valuation Agent shall succeed to and become vested with all the rights, powers and duties of the Group Valuation Agent as described herein and the retiring Group Valuation Agent shall be discharged from its duties and obligations in its capacity as Group Valuation Agent.

13.      GOVERNING LAW AND SEVERABILITY

         This Aggregate Repricing Agreement shall be construed in accordance with and governed by the laws of the Province of British Columbia without reference to choice of law doctrine. Wherever possible each provision of this Aggregate Repricing Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Aggregate Repricing Agreement shall be prohibited by or be invalid or unenforceable under such law, such provision shall be ineffective to the extent of such prohibition, invalidity or unenforceability without otherwise affecting the validity or enforceability of such provision or the remaining provisions of this Aggregate Repricing Agreement.

14.      COUNTERPARTS

         This Aggregate Repricing Agreement (and any amendment hereto) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

IN WITNESS WHEREOF, the parties hereto have caused this Aggregate Repricing Agreement to be duly executed by their respective authorized officers as of the date first above written.


NORSKE SKOG CANADA FINANCE LIMITED            ROYAL BANK OF CANADA, as a Hedging
                                              Party and Group Valuation Agent


By:_________________________                  By:_________________________
Name:                                            Name:
Title:                                           Title:

By:_________________________                  By:_________________________
Name:                                            Name:
Title:                                           Title:

[NOTE:  ADD OTHER SIGNATURE BLOCKS AS REQUIRED]

                                   SCHEDULE A
                               VOLATILITY FACTORS


The volatility factors for the currently contemplated types of Special Derivatives are as follows:

Floating Rate Transactions - nil
Oil and Gas Transactions - 0.25
Pulp and Paper Transactions - 0.10

                                   SCHEDULE B
                              ADDRESSES FOR NOTICE


NORSKE SKOG CANADA FINANCE LIMITED        ROYAL BANK OF CANADA
16TH FLOOR                                2ND FLOOR, ROYAL BANK PLAZA
250 HOWE STREET                           200 BAY STREET
VANCOUVER, BRITISH COLUMBIA               TORONTO, ONTARIO
V6C 3R8                                   M5J 2W7

ATTENTION:  TREASURER                     ATTENTION: MANAGING DIRECTOR
                                                   GLOBAL MIDDLE OFFICE
FACSIMILE NO.:   604-654-4254
TELEPHONE NO.:  604-654-4372              FACSIMILE NO.:        (416) 842-4334
                                          TELEPHONE NO.:        (416) 842-6656


[NOTE:  ADD ADDITIONAL ADDRESSES;  MULTIPLE CONTACTS
SHOULD BE PROVIDED IF POSSIBLE]

(Multicurrency-Cross Border)

                                     ISDA(R)
                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT
                           dated as of August 20, 2001



           ROYAL BANK OF CANADA AND NORSKE SKOG CANADA FINANCE LIMITED

have entered and/of anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:-

1.       INTERPRETATION

(a) DEFINITIONS: The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.       OBLIGATIONS

(a)      GENERAL CONDITIONS.

         (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

         (ii) payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

         (iii) Each obligation of each party under Section 2(a)(i) is subject to
         (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)      NETTING.  If on any date amounts would otherwise be payable:-

         (i) the same currency; and

         (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)      DEDUCTION OR WITHHOLDING FOR TAX.

         (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:-

                  (1) promptly notify the other party ("Y") of such requirement;

                  (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

                  (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

                  (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:-

                           (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                           (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for
                           (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or
                           (II) a Change in Tax Law.

         (ii) LIABILITY. If:-

                  (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

                  (2) X does not so deduct or withhold; and

                  (3) a liability resulting from such Tax is assessed directly against X,

         then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.       REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:-

(a)      BASIC REPRESENTATIONS.

         (i) STATUS. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

         (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

         (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

         (iv) CONSENTS. All governmental and other consents that are relied to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

         (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement, or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(1f) is accurate and true.

4.       AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:-

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:-

         (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

         (ii) any other documents specified in the Schedule or any Confirmation, and

         (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORIZATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future,

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.       EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:-

         (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

         (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

         (iii) CREDIT SUPPORT DEFAULT.

                  (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

                  (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

                  (3) the party or such Credit Support Provider disaffirms, disowns, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

         (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been trade or repeated;

         (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
         (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

         (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in tire Schedule) which has resulted in such Specified Indebtedness, becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

         (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:

                  (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

         (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:-

                  (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other patty to this Agreement; or

                  (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:-

         (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):-

                  (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

                  (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

         (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under
         Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under
         Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

         (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under
         Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be, the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

         (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

         (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.       EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT:

         (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as The other party may reasonably require.

         (ii) TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under
         Section 5(b)(1)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this

         Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

         If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

         Any such transfer by a party under this Section 6(b)(f) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

         (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice hereof is given under Section 6(b)(i) on action to avoid that Termination Event.

         (iv) RIGHT TO TERMINATE. If: -

                  (1) a transfer under Section 6(b)(ii) or an agreement under
                  Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

                  (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)      EFFECT OF DESIGNATION.

         (i) If notice designating an Early Termination Date is given under
         Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

         (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)      CALCULATIONS.

         (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by

         Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

         (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that note of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) rind on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an, Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

         (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:-

                  (1) FIRST METHOD AND MARKET QUOTATION. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Nondefaulting Party over (B) The Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

                  (2) FIRST METHOD AND LOSS. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

                  (3) SECOND METHOD AND MARKET QUOTATION. If the Second Method and Market Quotation apply, an amount will be payable equal to
                  (A) The sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

                  (4) SECOND METHOD AND LOSS. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party;

                  if it is a negative number, the Non-Defaulting Party will pay the absolute value of that amount to the Defaulting Party.

         (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:-

                  (1) ONE AFFECTED PARTY. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

                  (2) TWO AFFECTED PARTIES. If there are two Affected Parties:-

                           (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement hunt of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                           (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Less of the party with the bigger Loss ("X") and the Loss of the party with the lower Loss ("Y").

                  If the amount payable is a positive number, Y will pay it to X, if it is a negative number, X will pay the absolute value of that amount to Y.

         (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

         (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.       TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement maybe transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:-.

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(c).

Any purported transfer that is not in compliance with this Section will be void.

8.       CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency; except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good fault in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.       MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) COUNTERPARTS AND CONFIRMATIONS.

         (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

         (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power, or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.      OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organization of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.      EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.      NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:-

         (i) if in writing, and delivered in person or by courier, on the date it is delivered;

         (ii) if sent by telex, on the date the recipient's answerback is received;

         (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it bring agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender facsimile machine);

         (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

         (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following, day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.      GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:-

         (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

         (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets night otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.      DEFINITIONS

As used in this Agreement: -

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means:-

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, The Non-default Rate; and

(d) in all other cases, the Termination Rate.

"BURDENED PARTY" has the meaning specified in Section 5(b).

"CHANGE IN TAX LAW" means the enactment, promulgation. execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial center, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or re-establishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made. except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of The earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant-rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be in an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(c), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the biggest and lowest values. If exactly three such quotations arc provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"OFFICE" means a branch or office of a party, which may be such party's head or home office.

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the biggest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organized, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or used on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, The sum of:

(a) The Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"SPECIFIED ENTITY" has the meaning specified in the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.



ROYAL BANK OF CANADA                                         NORSKE SKOG CANADA FINANCE LIMITED

By:      /S/ KAREN HAIST                                     By:     /S/ RALPH LEVERTON
         ------------------------------                              -------------------------------
Name:    Karen Haist                                         Name:    Ralph Leverton
Title:                                                       Title:  Director
Date:                                                        Date:   August 20, 2001

By:                                                          By:     /S/ PETER STAIGER
         ------------------------------                              -------------------------------
Name:                                                        Name:   Peter Staiger
Title:                                                       Title:  Director
Date:                                                        Date:   August 20, 2001

                                                                  Execution Copy



                                      ISDA
              INTERNATIONAL SWAPS AND DERIVATIVES ASSOCIATION, INC.

                                    SCHEDULE
                                     TO THE
                                MASTER AGREEMENT

                           DATED AS OF AUGUST 20, 2001

                                     BETWEEN

                              ROYAL BANK OF CANADA
                                   ("PARTY A")

                                       AND

                       NORSKE SKOG CANADA FINANCE LIMITED
                                   ("PARTY B")



PART 1.  TERMINATION PROVISIONS.

(a)      "SPECIFIED ENTITY" means in relation to Party A for the purpose of:-

               Section 5(a)(v),     None
               Section 5(a)(vi),    None
               Section 5(a)(vii),   None
               Section 5(b)(iv),    None


                in relation to Party B for the purpose of:-

                Section 5(a)(v),    None
                Section 5(a)(vi),   None
                Section 5(a)(vii),  None
                Section 5(b)(iv),   None


(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of this Agreement.

(c) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B, provided that the words ", or becoming capable at such time of being declared", appearing on the seventh line thereof shall be deleted therefrom;.

         If such provisions apply:-

         The "." at the end of the definition of "SPECIFIED INDEBTEDNESS" in
         Section 14 of this Agreement shall be deleted and replaced by the following: ", except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A's banking business, if any."



         "THRESHOLD AMOUNT" means in relation to Party A, 2.5% of its shareholders' equity (as disclosed in its most recent financial statements) and Party B, CAD 25,000,000 or the equivalent in any other currency.

(d) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will apply to Party A and will apply to Party B.

(e) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this Agreement:-

         (i)      Market Quotation will apply.

         (ii)     The Second Method will apply.

         "TERMINATION CURRENCY" means   Canadian Dollars.

(h)      ADDITIONAL TERMINATION EVENT will not apply.


PART 2.  TAX REPRESENTATIONS.

(a) PAYER REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will not make the following representation:

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to
         Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in
         Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

         (i) The following representation will not apply to Party A and will apply to Party B if Party A is not acting out of its Toronto office:-

         It is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

If such representation applies, then:-

"SPECIFIED TREATY" means with respect to Party A not applicable.

"SPECIFIED JURISDICTION" means with respect to Party A not applicable.

"SPECIFIED TREATY" means with respect to Party B the income tax convention or treaty, if any, between the Government of Canada and the Government of the jurisdiction in which Party A's office is located for the purpose of the Transaction.

"SPECIFIED JURISDICTION" means with respect to Party B the country in which is located the office through which Party A is acting for the purpose of the Transaction.

(ii)  Other Payee Representations:-

         (a) Party A is not a non-resident of Canada for purposes of the Income Tax Act (Canada).

         (b) Party B is not a non-resident of Canada for purposes of the Income Tax Act (Canada).


PART 3.  AGREEMENT TO DELIVER DOCUMENTS.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:-

(a)      Tax forms, documents or certificates to be delivered are:-

PARTY REQUIRED TO DELIVER                FORM/DOCUMENT/                         DATE BY WHICH
DOCUMENT                                 CERTIFICATE                            TO BE DELIVERED

Party A and                              Any form or document, accurately       Promptly upon request of other party
Party B                                  completed, and in a manner
                                         reasonably satisfactory to the other
                                         party, that may be required or
                                         reasonably requested in order

                                         to allow the other party to make a
                                         payment under this Agreement without
                                         any deduction or withholding for or
                                         on account of any Tax or with such
                                         deduction at a reduced rate


(b)      Other documents to be delivered are:-

PARTY REQUIRED TO          FORM/DOCUMENT CERTIFICATE                       DATE BY WHICH TO BE     COVERED BY SECTION
DELIVER DOCUMENT                                                           DELIVERED               3(d) REPRESENTATION

Party A                    Power of Attorney and Certificate of            Upon execution of                Yes
                           Incumbency                                      this Agreement, and,
                                                                           if requested, each
                                                                           Confirmation

Party A                    Copy of extract of resolutions with respect     Upon execution of                Yes
                           to execution of agreements                      this Agreement

Party B                    Copies of the incorporating documents and       Upon execution of                Yes
                           by-laws (or other equivalent or analogous       this Agreement
                           rules) of Party B certified as at the date
                           hereof as true and in full force and effect


Party B                    Certified copies of all resolutions required    Upon execution of                Yes
                           to authorize the signing, delivery and          this Agreement, and,
                           performance of this Agreement by Party B and    if requested, each
                           appointing and empowering individuals with      Confirmation
                           specimens of their respective signatures for
                           and on behalf of Party B to sign and deliver
                           this Agreement and sign under seal or
                           otherwise and deliver all agreements,
                           documents and instruments, and give all
                           instructions, in connection herewith

Party B                    Opinion of legal advisors to Party B in form    Upon execution of                 No
                           and substance satisfactory to Party A           this Agreement

Party A and Party B        Annual and/or quarterly financial statements    Promptly upon request            Yes
                                                                           of the other party

PART 4.  MISCELLANEOUS.

(a)      ADDRESS FOR NOTICES. For the purpose of Section 12(a) of this
         Agreement:-

Address for notices or communications to Party A with respect to this Agreement shall be given to it at the following address:

         Address:          Royal Bank of Canada
                           2nd Floor
                           Royal Bank Plaza
                           200 Bay Street
                           Toronto, Ontario
                           CANADA  M5J 2W7

         Attention:        Managing Director, Global Middle Office

         Facsimile No.:    (416) 842-4334

Unless otherwise provided herein, address for notices or communications to Party A relating to a particular Swap Transaction including FX Transactions and Currency Option Transactions concluded with its TORONTO office, shall be given to it at the following address:

------------------------------------------------------------- ---------------------------------------------------------
SWAP TRANSACTION                                              FX AND CURRENCY OPTION TRANSACTIONS
------------------------------------------------------------- ---------------------------------------------------------
Royal Bank of Canada                                          Royal Bank of Canada
5th Floor, North Tower                                        5th Floor, North Tower
Royal Bank Plaza                                              Royal Bank Plaza
200 Bay Street                                                200 Bay Street
Toronto, Ontario                                              Toronto, Ontario
CANADA  M5J 2W7                                               CANADA  M5J 2W7
------------------------------------------------------------- ---------------------------------------------------------
Attention:      Manager, Capital Market                       Attention:     FX Settlement (FX Transaction)
                Products Operations                                          Financial Engineering (Currency Option
                                                                             Transaction)
------------------------------------------------------------- ---------------------------------------------------------
Facsimile No.:      (416) 842-4303 or                         Facsimile:     (416) 842-4307 / (416) 842-4308
                    (416) 842-4304                                           (FX Transaction)
                                                                             (416) 842-4314 (Currency Option
                                                                             Transaction)
------------------------------------------------------------- ---------------------------------------------------------
Electronic Messaging System: Not Applicable                   Electronic Messaging System: ROYCCAT3IMM
------------------------------------------------------------- ---------------------------------------------------------

Address for notices or communications to Party A relating to a particular Swap Transaction including FX Transactions and Currency Option Transactions concluded with its TOKYO Office, shall be given to it at the following address:-

------------------------------------------------------------ ---------------------------------------------------------
SWAP TRANSACTION                                             FX AND CURRENCY OPTION TRANSACTIONS
------------------------------------------------------------ ---------------------------------------------------------
Royal Bank of Canada                                         Royal Bank of Canada
Treasury Department                                          Treasury Department

------------------------------------------------------------ ---------------------------------------------------------
SWAP TRANSACTION                                             FX AND CURRENCY OPTION TRANSACTIONS
------------------------------------------------------------ ---------------------------------------------------------
32nd Floor, ARK Mori Building                                32nd Floor, ARK Mori Building
12-32, Akasaka, 1-chome                                      12-32, Akasaka, 1-chome
Minato-ku, Tokyo 107                                         Minato-ku, Tokyo 107
JAPAN                                                        JAPAN
------------------------------------------------------------ ---------------------------------------------------------
Attention:  Manager, Capital Markets                         Attention:  Manager, Operations
------------------------------------------------------------ ---------------------------------------------------------
Telex:   J26636      Answerback: ROYTOK                      Telex:  N/A
------------------------------------------------------------ ---------------------------------------------------------
Facsimile No.:    (03) 5572-1791                             Facsimile:  (03) 5572-1791
------------------------------------------------------------ ---------------------------------------------------------
Electronic Messaging System:  N/A                            Electronic Messaging System:  ROYC JPJT
------------------------------------------------------------ ---------------------------------------------------------

Addresses for notices or communications to Party A relating to a particular Swap Transaction including FX and Currency Option Transactions concluded with its SYDNEY Office shall be given to it at the following address:

------------------------------------------------------------ ---------------------------------------------------------
SWAP TRANSACTION                                             FX AND CURRENCY OPTION TRANSACTIONS
------------------------------------------------------------ ---------------------------------------------------------
Royal Bank of Canada                                         Royal Bank of Canada
Level 18                                                     Level 18
167 Macquarie Street                                         167 Macquarie Street
Sydney NSW 2000, Australia                                   Sydney NSW 2000, Australia
------------------------------------------------------------ ---------------------------------------------------------
Attention:  Manager, Operations                              Attention:  Manager, Operations

------------------------------------------------------------ ---------------------------------------------------------
Facsimile:  612 9221 1526                                    Facsimile:  612 9221 1526

------------------------------------------------------------ ---------------------------------------------------------
Telex:   AA20060 Answerback: RBC SYD                         Telex:   AA20060 Answerback: RBC SYD

------------------------------------------------------------ ---------------------------------------------------------
Electronic Messaging System:  ROYC AU 21                     Electronic Messaging System:  ROYC AU 21
------------------------------------------------------------ ---------------------------------------------------------

Address for notices or communications to Party A relating to a particular Swap Transaction including FX Transactions and Currency Option Transactions concluded with its LONDON Office, shall be given to it at the following address:-

------------------------------------------------------------ ---------------------------------------------------------
SWAP TRANSACTION                                             FX AND CURRENCY OPTION TRANSACTIONS
------------------------------------------------------------ ---------------------------------------------------------
Royal Bank of Canada                                         Royal Bank of Canada
71/71A Queen Victoria Street                                 71/71A Queen Victoria Street
London EC4V 4DE                                              London EC4V 4DE
ENGLAND                                                      ENGLAND
------------------------------------------------------------ ---------------------------------------------------------
Attention: Derivative Product Operations                     Attention:     FX Settlement (FX Transaction)
                                                                            Capital Market Operations (Currency
                                                                            Option Transaction)
------------------------------------------------------------ ---------------------------------------------------------
Telex:   92 6933  Answerback: RBCSWP G
------------------------------------------------------------ ---------------------------------------------------------
Facsimile No.:     44-207-329-6156                           Facsimile:     207-329-6144 (FX Transaction)
                                                                            207-248-1423 (Currency Option
                                                                            Transaction)
------------------------------------------------------------ ---------------------------------------------------------
Electronic Messaging System:  N/A                            Electronic Messaging System: ROYC GB 2L
------------------------------------------------------------ ---------------------------------------------------------

Address for notices or communications to Party A relating to a particular Swap Transaction (EXCLUDING FX TRANSACTIONS OR CURRENCY OPTION TRANSACTIONS) concluded with its NEW YORK Office, shall be given to it at the following address:-

------------------------------------------------------------ ---------------------------------------------------------
SWAP TRANSACTION                                             FX AND CURRENCY OPTION TRANSACTIONS
------------------------------------------------------------ ---------------------------------------------------------
Royal Bank of Canada                                         N/A
New York Branch
One Liberty Plaza, 2nd Floor
165 Broadway
New York, New York
10006-1404
U.S.A
------------------------------------------------------------ ---------------------------------------------------------
Attention:        RBC DS Global Markets                      N/A
                  Capital Markets Group
------------------------------------------------------------ ---------------------------------------------------------
Telex:   420464  Answerback: RBOC                            N/A
------------------------------------------------------------ ---------------------------------------------------------
Facsimile No.:    212-428-3018                               N/A
------------------------------------------------------------ ---------------------------------------------------------
Electronic Messaging System:  N/A                            N/A
------------------------------------------------------------ ---------------------------------------------------------

Address for notices or communications to Party A relating to a particular Swap Transaction including FX Transactions and Currency Option Transactions concluded with its SINGAPORE Office, shall be given to it at the following address:-

------------------------------------------------------------ ---------------------------------------------------------
SWAP TRANSACTION                                             FX AND CURRENCY OPTION TRANSACTIONS
------------------------------------------------------------ ---------------------------------------------------------
Royal Bank of Canada                                         Royal Bank of Canada
20 Raffles Place                                             20 Raffles Place
#27-03/08 Ocean Towers                                       #27-03/08 Ocean Towers
Singapore, 048620                                            Singapore, 048620
Republic of Singapore                                        Republic of Singapore
------------------------------------------------------------ ---------------------------------------------------------
Attention:  Head, Treasury Operations, Asia                  Attention:  Manager, Operations
------------------------------------------------------------ ---------------------------------------------------------
Telex:   RS 23451 Answerback:  ROYSPO                        Telex:   RS 23451 Answerback:  ROYSPO
------------------------------------------------------------ ---------------------------------------------------------
Facsimile:  65-532-3469                                      Facsimile:  65-532-3469
------------------------------------------------------------ ---------------------------------------------------------
Electronic Messaging System:  N/A                            Electronic Messaging System:  ROYC SG SG
------------------------------------------------------------ ---------------------------------------------------------


         Address for notices or communications to Party B with respect to this Agreement and any Transactions shall be given to it at the following address:

         Address:          Norske Skog Canada Finance Limited
                           9th Floor, 700 West Georgia Street
                           Vancouver, BC  Canada  V7Y 1J7

         Attention:        Treasurer

         Fax:              (604) 654-4254

(b)      PROCESS AGENT.  For the purpose of Section 13(c) of this Agreement:-

         Party A appoints as its Process Agent -      None

         Party B appoints as its Process Agent -      None

(c) OFFICES. The provisions of Section 10(a) will apply to Party A and Party B; provided, however, that without in any way limiting the effect of the foregoing, each party agrees to deal first with the Office of the other party specified in the Confirmation rather than such party's head or home office with respect to resolving any default that results solely from wire transfer difficulties or an error or omission of an administrative or operational nature. Notwithstanding the foregoing, a party (the "Owed Party") may seek payment from the head or home office of the other party (the "Owing Party") with respect to this Agreement in the event that an amount payable to the Owed Party by the Owing Party pursuant to this Agreement as a result of the designation of an Early Termination Date has not been paid in full when due.

(d)      MULTIBRANCH PARTY. For the purpose of Section 10(c) of this Agreement:-

         Party A is a Multibranch Party and may act through the following offices:

         (i) for the purposes of FX Transactions and Currency Options entered into hereunder, Toronto, London, Singapore, Sydney and Tokyo; and

         (ii) for the purposes of all other Transactions entered into hereunder, Toronto, New York, London, Singapore, Sydney and Tokyo.

         Party B is not a Multibranch Party.

(e) CALCULATION AGENT. The Calculation Agent is Party A unless otherwise specified in a Confirmation in relation to the relevant Transaction. With respect to Section 5(a)(ii) of the Agreement, if a party hereto is designated as the Calculation Agent for any Transaction, then Section 5(a)(ii) shall not include any failure by that party to comply with its obligations as Calculation Agent and the sole remedy of the other party for such failure shall be the right, upon notice to the Calculation Agent, to designate itself or a third party as a replacement Calculation Agent.

(f) CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document:- Credit Agreement and any document providing for Security (as defined in the Credit Agreement)

(g) CREDIT SUPPORT PROVIDER. Credit Support Provider means in relation to Party B:- "Restricted Parties" (as defined in the Credit Agreement)

(g) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions.

(j) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement except in respect of Party B it will mean any Restricted Party and for the purpose of Section 3(c) it will mean for each party any Specified Entity or Credit Support Provider designated for the purpose of Sections 5(a)(v), (vi) or (vii).

PART 5.  OTHER PROVISIONS.

1. DEFINITIONS. This Agreement, each Confirmation, and each Transaction are subject to the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc., and will be governed in all respects by the provisions set forth in the Definitions with references to "Swap Transaction" therein being a reference to "Transaction" for purposes of this Agreement. The provisions of the Definitions are incorporated by reference in, and made part of, this Agreement as if set forth in full in this Agreement and each Confirmation. In the event of any inconsistency between (i) (A) the provisions of this Schedule and the Master Agreement of which it is a part; and (B) the Definitions, the provisions set forth in this Schedule will prevail; and (ii) in the event of any inconsistency between (A) the provisions of a Confirmation, and (B) any of this Schedule, the Master Agreement or the Definitions, the provisions set forth in the Confirmation will prevail.

2. OBLIGATIONS BINDING. For purposes of Section 3(a)(v) the representation as to enforceability of such obligation shall also be subject to the fact that judgments awarded by Canadian courts may only be in Canadian dollars and that such judgments may be awarded based on a rate of exchange in existence on a day other than the day of payment.

3. ILLEGALITY. For purposes of Section 5(b)(i), the obligation of Party A to comply with any official directive issued or given by any government agency or authority with competent jurisdiction which has the result referred to in Section 5(b)(i) will be deemed to be an "Illegality".

4.       PAYMENTS ON EARLY TERMINATION - EVENTS OF DEFAULT - SECOND METHOD.

         Section 6 of this Agreement is amended by the inclusion of the following Section 6(f):

         "(f) CONDITIONS TO CERTAIN PAYMENTS. Notwithstanding the provisions of
         Section 6(e)(i)(3) and (4), as applicable, if the amount referred to therein is a positive number, the Defaulting Party will pay such amount to the Non-defaulting Party, and if the amount referred to therein is a negative number, the Non-defaulting Party shall have no obligation to pay any amount thereunder to the Defaulting Party unless and until the conditions set forth in (i) and (ii) below have been satisfied at which time there shall arise an obligation of the Non-defaulting Party to pay to the Defaulting Party an amount equal to the absolute value of such negative number less any and all amounts which the Defaulting Party may be obligated to pay under Section 11:

         (i) the Non-defaulting Party shall have received confirmation satisfactory to it in its sole discretion (which may include an unqualified opinion of its counsel) that (x) no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of Terminated Transactions will be required to be made in accordance with Section 6(c)(ii) and (y) each Specified Transaction shall have terminated pursuant to its specified termination date or through the exercise by a party of a right to terminate and all obligations owing under each such Specified Transaction shall have been fully and finally performed; and

         (ii) all obligations (contingent or absolute, matured or unmatured) of the Defaulting Party and any Affiliate of the Defaulting Party to make any payment or delivery to the Non-defaulting Party or any Affiliate of the Non-defaulting Party shall have been fully and finally performed."

5. EXECUTION. Section 9(e)(ii) of this Agreement is deleted and replaced in its entirety with the following provision:

         "(ii) EXECUTION OF TRANSACTIONS. For the purposes of this Agreement, the parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise) with respect to each Transaction. A Confirmation shall be entered into by the parties and may be executed and delivered in counterparts including by facsimile transmission which will be sufficient for all purposes to evidence a binding supplement to this Agreement. Unless a Transaction has been or will be confirmed by way of an electronic messaging system: (a) Party A will, on or promptly after entering into each Transaction, send to Party B by facsimile transmission a Confirmation in the form utilized by Party A; (b) Party B will promptly thereafter confirm by facsimile the accuracy of or request the correction of such Confirmation; and (c) upon such confirmation by Party B, such facsimile transmissions shall be deemed to constitute a legally binding supplement to this Agreement upon the particular terms stated therein."

6. SERVICE OF PROCESS. With respect to the provisions of Section 13(c) of the Agreement, the reference therein to Section 12 to the contrary notwithstanding, no consent is given by either party to service of process by telex, facsimile transmission or electronic messaging system.

7. EQUIVALENCY CLAUSE. For the purpose of disclosure pursuant to the INTEREST ACT (Canada), the yearly rate of interest to which any rate of interest payable under this Agreement that is to be calculated on any basis other than a full calendar year is equivalent may be determined by multiplying such rate by a fraction the numerator of which is the actual number of days in the calendar year in which such yearly rate of interest is to be ascertained and the denominator of which is the number of days comprising such other basis.

8. SET-OFF. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without setoff or counterclaim; PROVIDED, however, that upon the designation or deemed designation of any Early Termination Date, in addition to and not in limitation of any other right or remedy (including any right to setoff, counterclaim, or otherwise withholding payment) under any agreement or applicable law , rule or regulation, the Non-defaulting Party or the party which is not the Affected Party (in either case, "X") shall at its option have the right, at any time and from time to time, without prior notice to the Defaulting Party or the Affected Party (in either case "Y") to setoff any sum or obligation (whether or not arising under this Agreement and whether matured or unmatured) owed or due by Y to X against any sum or obligation (whether or not arising under this Agreement and whether matured or unmatured) owed or due by X or any Affiliate of X (the "Original Obligation") to Y, and, for this purpose, may convert one currency into another at the rate of exchange stipulated by Party A for the purchase of such other currency from time to time. Any such setoff shall automatically satisfy and discharge the Original Obligation to Y and, if the Original Obligation exceeds the sum or obligation to be set off against, the Original Obligation shall be novated and replaced by an obligation to pay to Y only the excess of the Original Obligation over such sum or obligation. Y authorizes X and its Affiliates, on behalf of and in the name of Y, to do all such acts and to execute all such documents as may be required to effect such application.

9. JURISDICTION. In substitution for the provisions of Section 13 (b)(i), each party agrees that any suit, action or proceeding arising out of or relating to this Agreement against it or any of its assets may be brought in Province of Ontario and hereby attorns to the non-exclusive jurisdiction of such courts over the subject matter of any such suit, action or proceeding.

10. COVENANTS. Party B agrees with and confirms to Party A that all covenants and amendments, and replacements thereto from time to time (the "Covenants") on the part of Party B contained in the CDN$700,000,000 Credit Facility of August 14, 2001 between Party A and Party B as may be amended, restated, supplemented, modified or replaced from time to time (the "Credit Agreement" ), shall be incorporated in this Agreement by reference and form a part of this Agreement with references to the Credit Agreement and Borrowings deemed references to this Agreement and obligations under this Agreement respectively. Party B agrees and confirms that if the Credit Agreement shall expire, be cancelled or terminated, the Covenants then existing in the Credit Agreement at the time of such expiration, cancellation or termination shall remain in full force and effect and be the Covenants which form a part of this Agreement.

11. CREDIT EVENT. In addition to any other rights of Party A herein contained and notwithstanding anything to the contrary in this Agreement, upon the expiration, cancellation or termination of the Credit Agreement, or if Party A shall cease to be a Lender under the Credit Agreement, Party A may upon giving two (2) Business Days notice to Party B, which shall be the Affected Party, terminate this Agreement and all Transactions thereunder in accordance with the terms and conditions hereof. Notwithstanding the foregoing, in the event that the Credit Agreement is not terminated but Party A ceases to be a Lender under the Credit Agreement, within one Business Day of receiving notice of termination from Party A hereunder, Party B may notify Party A that within five Business Days it will either (A) provide security to cover all Transactions hereunder that ranks pari passu with the Security (as defined in the Credit Agreement) or (B) provide an assignment agreement under which Party A will assign the Transactions to another entity. If the Transactions are not covered by adequate security or assigned as provided herein, Party A will have the right to terminate this Agreement and all Transactions.

 12. RELATIONSHIP BETWEEN PARTIES. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

         (a) Non Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

         (b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming and assumes, the risks of that Transaction.

         (c) Status of Parties. The other party is not acting as a fiduciary for or as an advisor to it in respect of that Transaction.

13. ELECTRONIC CONFIRMATIONS. Transactions may be confirmed in accordance with this subpart, notwithstanding anything to the contrary herein. Where a Transaction is confirmed by means of an electronic messaging system (including without limitation, circumstances where such electronic message is printed and faxed or otherwise delivered by one party to the other party) that the parties have elected to use to confirm such Transaction,

         (i) such confirmation will constitute a 'Confirmation' as referred to in this Agreement even where not so specified in the Confirmation, and

         (ii) such Confirmation will supplement, form part of, and be subject to this Agreement and all provisions in this Agreement will govern the Confirmation except as modified therein.

14. ELECTRONIC SIGNATURES. Party A confirms, and Party B acknowledges, that Party A uses a computer-based system to execute certain Confirmations and that each such Confirmation executed by Party A by means of an electronically-produced signature shall have the same legal effect as if such signature had been manually written on such Confirmation and that each such Confirmation shall be deemed to have been signed for the purposes of any statute or rule of law that requires such Confirmation to be signed. The parties acknowledge that in any legal proceedings between them respecting or in any way relating to this Agreement, each party expressly waives any right to raise any defence or waiver of liability based upon the execution of a Confirmation by Party A by means of an electronically-produced signature. This provision shall apply to all Confirmations outstanding as of the date hereof and executed by Party A by means of an electronically-produced signature, and to all Confirmations in respect of Transactions entered into between Party A and Party B after the date hereof.

15. CONSENT TO RECORDING. The parties agree that each may electronically record all telephonic conversations between their trading and marketing personnel and that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement. In the event of any dispute between the parties as to the terms of any Transaction governed by this Agreement, the parties may use the electronic recordings as the preferred evidence of the terms of the Transaction, notwithstanding the existence of any writing to the contrary.

16. QUALIFIED PARTY REPRESENTATION. Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into) that it is a Qualified Party as such term is defined in any securities act, order, rule, decree or regulation which is applicable to such party.

17. REPRICING, TERMINATION OR ASSIGNMENT. The parties hereto acknowledge that they will enter into an aggregate repricing or termination agreement with each other and with other hedge providers of Party B and that such agreement (the "Aggregate Repricing Agreement") may require the parties hereto to reprice, transfer or assign certain

         Transactions hereunder in order to comply with the mark to market cap provisions of the Aggregate Repricing Agreement.

18. TRANSACTIONS WITH AFFILIATES. Party B agree that all transactions of the type described in the definition of Specified Transaction between Party A and any of Party B's Affiliates will be transferred from such Affiliate or Affiliates to Party B within thirty days of the date of this Agreement. Party A hereby consents to any such transfer.


PART 6.  FOREIGN EXCHANGE AND CURRENCY OPTION TRANSACTIONS

1.       SCOPE/DEFINITIONS/INCONSISTENCY

         The terms and conditions of this Part 6 shall apply only to a Transaction entered into between the offices specified by the parties in Part 4(d) of this Schedule which are also Designated Offices and which is described in the related Confirmation as a Currency Option or FX Transaction. Any such Transaction shall constitute a "Transaction" for the purposes of this Agreement and this Schedule, but shall be referred to in this Part 6 as a "Currency Option" or "FX Transaction".

         The definitions and provisions contained in the 1998 FX and Currency Option Definitions (the "FX Definitions") as published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Association and The Foreign Exchange Committee are incorporated by reference into, and made part of, this Part 6 and any Confirmation of a Currency Option or FX Transaction.

         In the event of any inconsistencies, the parts of this Agreement shall rank as follows and the relevant term in the highest ranking document shall prevail:


                           (i)      the Confirmation;
                           (ii)     this Part 6 of this Schedule;
                           (iii)    the remainder of this Schedule;
                           (iv)     the printed form of Agreement;
                           (v)      the FX Definitions; and
                           (vi)     the Definitions,

         provided that, in the event that the FX Definitions or the Definitions are incorporated by reference into a Confirmation, any amendments to the FX Definitions or the Definitions made herein will prevail unless further amended in the Confirmation.

2.       PAYMENT INSTRUCTIONS

         All payments to be made hereunder in respect of FX Transactions and Currency Options shall be made in accordance with standing payment instructions exchanged by the parties (or as otherwise agreed or specified in a Confirmation or other written communication signed by the relevant party and delivered to the other party in accordance with
         Part 4 of this Schedule).

3.       PREMIUM PAYMENTS

         Article 3 of the FX Definitions is amended by the addition of the following as a new Section 3.9:

         "Section 3.9.  TERMS RELATING TO PAYMENT OF PREMIUM.

         (a) PAYMENT OF PREMIUM. Unless otherwise agreed in writing by the parties hereto, the Buyer shall be obligated to pay the Premium related to a Currency Option no later than its Premium Payment Date.

         (b) LATE PAYMENT OR NON-PAYMENT OF PREMIUM. If a Premium is not received on or before the Premium Payment Date, the Seller may elect: (i) to accept a late payment of such Premium; (ii) to give written notice of such non-payment and, if such payment shall not be received within two (2) Local Business Days of such notice, treat the related Currency Option as void; or
                  (iii) to give written notice of such non-payment and, if such payment shall not be received within two (2) Local Business Days of such notice, treat such non-payment as an Event of Default under Section 5(a)(i). If the Seller elects to act under clause (i) of the preceding sentence, the Buyer shall pay interest on such Premium from and including the Premium Payment Date to but excluding the late payment date in the same currency as such Premium at overnight LIBOR. If the Seller elects to act under clause (ii) or (iii) above, the Buyer shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid Premium or void Currency Option, including, without limitation, interest on such Premium from and including the Premium Payment Date to but excluding the late payment date in the same currency as such Premium at overnight LIBOR and any other losses, costs or expenses incurred by the Seller in connection with such terminated Currency Option, for the loss of its bargain, its cost of funding, or the loss incurred as a result of terminating, liquidating, obtaining or re-establishing a delta hedge or related trading position with respect to such Currency Option.

4. TERMINATION AND DISCHARGE OF CURRENCY OPTIONS; NETTING OF OPTION PREMIUMS AND OTHER AMOUNTS

         Section 2(c) of the Agreement shall not apply to Currency Options and instead the following shall apply to Currency Options.

         (a) DISCHARGE AND TERMINATION. Unless otherwise agreed in writing by the parties, any Call Option or any Put Option written by a party will automatically be terminated and discharged, in whole or in part, as applicable, against a Call Option or a Put Option, respectively, written by the other party, such termination and discharge to occur automatically upon the payment in full of the last Premium payable in respect of such Currency Options; PROVIDED that such termination and discharge may only occur in respect of Currency Options:

                  (i) each being with respect to the same Put Currency and the same Call Currency;

                  (ii)     each having the same Expiration Date and Expiration
                           Time;

                  (iii) each being of the same style, i.e., either both being American Style Options or both being European Style Options;

                  (iv)     each having the same Strike Price;

                  (v) each being transacted by the same pair of Designated Offices of Buyer and Seller;

                  (vi) neither of which shall have been exercised by delivery of a Notice of Exercise; and

                  upon the occurrence of such termination and discharge, neither party shall have any further obligation to the other party in respect of the relevant Currency Options or, as the case may be, parts thereof so terminated and discharged. Such termination and discharge shall be effective notwithstanding that either party may fail to record such termination and discharge on its books. In the case of a partial termination and discharge (i.e. where the relevant Currency Options are for different amounts of the Currency Pair), the remaining portion of the Currency Option which is partially discharged and terminated shall continue to be a Currency Option for all purposes of this Agreement.

         (b) NETTING OF CURRENCY OPTIONS - PREMIUMS. If, on any date, and unless otherwise mutually agreed by the parties, Premiums would otherwise be payable hereunder in the same currency between the same respective pair of Currency Option Netting Offices of the parties, then, on such date, each party's obligation to make payment of any such Premium will be automatically satisfied and discharged and, if the aggregate Premium(s) that would otherwise have been payable by such Currency Option Netting Office of one party exceeds the aggregate Premium(s) that would otherwise have been payable by such Currency Option Netting Office of the other party, replaced by an obligation upon the party by whom the larger aggregate Premium(s) would have been payable to pay the other party the excess of the larger aggregate Premium(s) over the smaller aggregate Premium(s) and, if the aggregate Premiums are equal, no payment shall be made.

         (c) NETTING OF CURRENCY OPTIONS - OTHER AMOUNTS. If, on any date, and unless otherwise mutually agreed by the parties, amounts other than Premium payments would otherwise be payable under the Agreement in the same currency between the same respective pair of Currency Option Netting Offices of the parties, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by such Currency Option Netting Office of one party exceeds the aggregate amount that would otherwise have been payable by such Currency Option Netting Office of the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay the other party the excess of the larger aggregate amount over the smaller aggregate amount and, if the aggregate amounts are equal, no payment shall be made.

5.       NETTING OF FX TRANSACTIONS

         Section 2(c) of the Agreement shall not apply to FX Transactions and instead the following shall apply to FX Transactions.

         (a) PAYMENT NETTING. If on any date, more than one delivery of a particular currency is to be made between a pair of FX Payment Netting Offices, then each party shall aggregate the amounts of such currency deliverable by it and only the difference between these aggregate amounts shall be delivered by the party owing the larger aggregate amount to the other party, and, if the aggregate amounts are equal, no delivery of the currency shall be made.

         (b) NOVATION NETTING. If the parties enter into an FX Transaction through a pair of Novation Netting Offices giving rise to a Currency Obligation for the same Settlement Date and in the same currency as a then existing Currency Obligation between the same pair of Novation Netting Offices, then immediately upon entering into such FX Transaction, each such Currency Obligation shall automatically and without further action be individually cancelled and simultaneously replaced by a new Currency Obligation for such Settlement Date determined as follows: the amounts of such currency that would otherwise have been deliverable by each party on such Settlement Date shall be aggregated and the party with the larger aggregate amount shall have a new Currency Obligation to deliver to the other party the amount of such currency by which its aggregate amount exceeds the other party's aggregate amount, PROVIDED that if the aggregate amounts are equal, no new Currency Obligation shall arise. This section shall not affect any other Currency Obligation of a party to deliver any different currency on the same Settlement Date.

         (c)      INAPPLICABILITY OF PARTS 6 (4)(b) AND (c) AND (5)(a) AND
                  (5)(b) ABOVE. The provisions of Parts 6 (4)(b) and (c) and
                  (5)(a) and (b) shall not apply if an Early Termination Date has been designated or been deemed to be designated under the Agreement or if any of the circumstances described in Section 5(a)(vii)(3), (4), (5), (6), (7) or (8) (in the case of (8), so far as the analogy is with the aforementioned sub-paragraphs) have occurred without being dismissed in relation to either party.

         (d) FAILURE TO RECORD. The provisions of Part 6 (5)(b) above shall apply notwithstanding that either party may fail to record the new Currency Obligations in its books.

         (e) CUT OFF DATE AND TIME. The provisions of Part 6 (5)(b) above are subject to any cut-off date and cut-off time agreed between the applicable Novation Netting Offices of the parties.


6.       AMENDMENTS TO THE FX DEFINITIONS

         The following amendments are made to the FX Definitions:
         (a) Section 3.1 is amended by the addition of the following definitions:

                  CURRENCY OBLIGATION. "Currency Obligation" means the obligation of a party to deliver currency under the Agreement

                  DESIGNATED OFFICE. "Designated Office" means in respect of a party, those offices specified both below and in Part 4(d) of this Schedule:

                           Party A          Toronto, London, Singapore, Sydney,
                                              Tokyo
                           Party B          Vancouver

                  NOVATION NETTING OFFICE. "Novation Netting Office" means in respect of a party, those offices specified both below and in
                  Part 4(d) of this Schedule:

                           Party A          None
                           Party B          None

                  CURRENCY OPTION NETTING OFFICE. "Currency Option Netting Office" means in respect of a party, those offices specified both below and in Part 4(d) of this Schedule:

                           Party A          Toronto
                           Party B          Vancouver

                  FX PAYMENT NETTING OFFICE. "FX Payment Netting Office" means in respect of a party, those offices specified both below and in Part 4(d) of this Schedule:

                           Party A          Toronto, London
                           Party B          Vancouver

         (b) Section 3.6(a) is amended by the deletion of the final sentence thereof and the addition of the following two sentences at the end thereof:

                  "A Currency Option may be exercised in whole or in part. If a Currency Option is exercised in part, the unexercised portion of the Currency Option shall continue to be a Currency Option for all purposes of this Agreement."

7.         PRIOR AGREEMENT

         The parties acknowledge that any FX Transactions and Currency Obligations entered into between the offices specified by the parties in Part 4(d) of this Schedule which are also Designated Offices and before this Agreement was signed are Transactions governed by and forming part of this Agreement. This applies notwithstanding any statement to the contrary contained in the relevant Confirmations exchanged between the parties.

         ROYAL BANK OF CANADA                        NORSKE SKOG CANADA FINANCE LIMITED


         By:      /s/ Karen Haist                    By:      /s/ R. Leverton
                  ---------------------------                 ---------------------------
         Name:                                       Name:    Ralph Leverton
         Title:                                      Title:   Director


         By:                                          By:     /s/ Peter Staiger
                  ---------------------------                 ---------------------------
         Name:                                        Name:   Peter Staiger
         Title:                                       Title:  Director